Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Friday, October 24, 2008
Gannett Co., Inc. Reports Third Quarter Results
McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) reported today that 2008 third quarter earnings per diluted share from continuing operations were $0.69 compared with $1.01 per share in the third quarter of 2007. The results for the quarter include $23.0 million in pre-tax severance expenses ($14.4 million after tax or $0.07 per share) related to reductions in force and efficiency efforts in the U.S. and the UK. Absent severance expenses in the quarter, the company would have earned $0.76 per share.
As previously reported, the company acquired all of its partners’ ownership stakes in ShopLocal LLC on June 30, 2008. In addition, the company acquired an additional 10 percent stake in CareerBuilder increasing its ownership to 50.8 percent on September 3, 2008. The results for ShopLocal and CareerBuilder were fully consolidated beginning in the seventh and ninth periods, respectively. Prior to these acquisitions the company’s equity share of CareerBuilder and ShopLocal results was reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported which includes CareerBuilder and ShopLocal results from the date of full consolidation as well as PointRoll, Planet Discover and Schedule Star. Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the publishing segment to the digital segment.
“While our results this quarter reflect the difficult and volatile economy both here and in the UK, they also highlight our determination to move forward with our strategic plan,” said Chairman, President and Chief Executive Officer Craig Dubow.
“Our positive online results confirm, for instance, the importance of digital to our plan going forward. We also were delighted to complete, this quarter, the acquisition of an additional 10 percent stake in CareerBuilder, the largest online job site in the U.S., and the remainder of ShopLocal.
 “Within our core operations, revenues from Olympics advertising reflected the strength of our NBC affiliated stations. Political advertising is strong and continues to surge as we move toward November. Meanwhile, we continue to transform our cost structure and create efficiencies as we manage through this economic downturn.
“And there were some headwinds in addition to the weakening economic conditions which impacted ad spending across the board,” Dubow said. “We faced significantly higher newsprint prices and an unfavorable exchange rate.”
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Total reported operating revenues for the company were $1.64 billion in the third quarter compared to $1.80 billion in the same quarter a year ago. The decline was due to softer publishing advertising demand resulting primarily from weak economic conditions in the U.S. and the UK, offset partially by Olympic and political ad spending in Broadcasting and revenues from the consolidation of CareerBuilder and ShopLocal. On a pro forma basis, assuming Gannett owned the same complement of properties in the third quarters of 2008 and 2007, operating revenues would have been 10.2 percent lower.
Reported operating expenses declined 2.2 percent in the quarter to $1.38 billion from $1.41 billion in the third quarter of 2007. The decline was driven by continued cost containment and efficiency efforts and lower newsprint expense, reduced, in part, by severance expenses, the consolidation of CareerBuilder and ShopLocal expenses and our accelerated ramp up of our digital initiatives. On a pro forma basis and excluding severance costs, operating expenses declined
5.3 percent for the quarter. Corporate expenses were $14.3 million, 19.2 percent lower than the year ago quarter driven by cost control efforts offset slightly by buyout expenses. Operating cash flow (defined as operating income plus depreciation and amortization) was $324.0 million. Net income in the quarter was $158.1 million.
Average diluted shares outstanding in the third quarter totaled 228,331,000 compared with 232,698,000 in 2007’s third quarter.
PUBLISHING
Publishing segment operating revenues were $1.36 billion for the quarter, a 14.4 percent decline from the third quarter of 2007. Advertising revenues were $977.1 million compared to $1.19 billion in the third quarter of 2007. On a pro forma basis, advertising revenues were 17.6 percent lower. Pro forma advertising revenues declined 14.9 percent in the U.S. and 23.6 percent, in pounds, at Newsquest, our operations in the UK. On a pro forma basis for the publishing segment, retail advertising revenues were 10.1 percent lower, national revenues declined 7.8 percent and classified revenues were down 28.5 percent. For comparison purposes, the exchange rate of the British pound in the quarter declined compared to last year. If the exchange rate had remained constant year-over-year total pro forma advertising revenues would have been 16.5 percent lower including declines of 9.5 percent in retail, 7.3 percent in national and 27.0 percent in classified.
Lower pro forma classified revenues were driven by declines of 41.5 percent in real estate, 34.0 percent in employment and 21.4 percent in automotive. For U.S. Community Publishing classified revenues were down 26.5 percent comprised of declines of 33.4 percent in real estate, 36.5 percent in employment and 18.7 percent in automotive. In the UK, classified revenues were 29.1 percent lower, in pounds, reflecting declines of 51.3 percent in real estate, 25.2 percent in employment and 25.3 percent in automotive.
At USA TODAY, advertising revenues were 7.1 percent lower in the third quarter compared to the year ago quarter. Paid advertising pages totaled 713 compared with 803 in the same quarter of 2007. Growth in the advocacy, financial and home and building categories was offset by softness in the entertainment, travel, automotive and technology categories.
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Total publishing operating expenses were $1.18 billion, a 6.6 percent decline from the same quarter a year ago reflecting continued efficiency efforts in the U.S. and the UK and lower newsprint expense offset in part by severance expenses. Pro forma publishing expenses excluding severance expenses were 7.1 percent lower. Newsprint expense declined 3.4 percent for the quarter reflecting a 15.9 percent increase in usage prices which was more than offset by a 16.7 percent decline in consumption. Operating cash flow in the third quarter for the total publishing segment, which includes USA TODAY and Newsquest, was $231.7 million.
BROADCASTING
Broadcasting revenues (which include Captivate) were $197.0 million in the quarter, a 3.9 percent increase compared to $189.5 million in the third quarter of 2007. The increase was driven by almost $24 million in ad spending related to the Olympics on our NBC affiliates and about $26 million in politically related advertising. Online revenue in the quarter was up 15.0 percent. The weakening economy had an unfavorable impact on certain core advertising categories including auto and retail which partially offset the increase from Olympic and political ad revenue.
Operating expenses in the broadcasting segment totaled $113.0 million down 4.3 percent from $118.1 million a year ago reflecting continued efficiencies, offset in part by severance expense. Broadcasting expenses excluding severance were down 6.0 percent. Operating cash flow was $92.5 million in the third quarter. Television revenues were 4.8 percent higher and totaled $192.8 million. Based on where we are today, we would expect television revenues to be up in the low single digits for the fourth quarter of 2008 compared to the fourth quarter of 2007 led by strong political advertising demand.
DIGITAL
As noted previously, the digital segment includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover and Schedule Star. Results for ShopLocal were included for the entire third quarter while CareerBuilder’s results were included for the last month in the quarter. Results for PointRoll, Planet Discover and Schedule Star, which had been previously reflected in the publishing segment, have been reclassified to the digital segment. Total digital operating revenues from these businesses were $77.6 million in the quarter driven by the consolidation of CareerBuilder and ShopLocal. Operating expenses totaled $71.5 million. Operating cash flow was $10.2 million reflecting positive results for CareerBuilder, PointRoll and ShopLocal partially offset by continued investment in Schedule Star and the ramp up of our digital infrastructure.
NON-OPERATING ITEMS
The company’s equity share of operating earnings or losses from our unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson and online/new technology businesses is reported in “Equity income (losses) in unconsolidated investees, net” in the non-operating section of the Consolidated Statements of Income. These amounts include the company’s equity share of results for CareerBuilder and ShopLocal for periods prior to September 3, 2008 and June 30, 2008, respectively.
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The decline in equity income from unconsolidated investees for the third quarter of 2008 was due primarily to: lower results from our newspaper partnerships reflecting the challenging publishing advertising environment; continued investment in digital assets like Metromix; and the inclusion of CareerBuilder results for two months in the quarter compared to 3 months in last year’s third quarter.
The decrease in other non-operating items reflects the inclusion of minority interest expense related to CareerBuilder, a reduced level of investment income and foreign currency charges associated primarily with UK pound-denominated transactions.
Interest expense for the third quarter was $46.8 million, a 25.7 percent decline compared to $63.0 million for the third quarter in 2007. The decline was due to lower interest rates and average debt balances.
As expected, some favorable tax settlements of prior year state return positions and a lower UK statutory tax rate impacted the tax rate for the quarter. We expect further favorable tax settlements in the fourth quarter.
* * * *
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In September, Gannett’s consolidated domestic Internet audience share was 25.4 million unique visitors reaching 15.6 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 85.6 million monthly page impressions from approximately 6.5 million unique users. CareerBuilder’s average unique visitors year-to-date totaled 23.4 million, an increase of almost 6 percent compared to last year.
All references in this release to “comparable” revenue results and “operating cash flow” are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-215-7015 and international callers should dial 913-312-1504 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 5339774. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 5339774. Materials related to the call will be available through the Investor Relations section of the company’s Web site Friday morning.
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Gannett Co., Inc. is a leading international news and information company that publishes 85 daily newspapers in the USA, including USA TODAY, the nation’s largest-selling daily newspaper. The company also owns nearly 900 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Tara Connell
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	tjconnel@gannett.com
# # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen weeks	Thirteen weeks
	ended	ended	% Inc
	Sept. 28, 2008	Sept. 30, 2007	(Dec)
Net Operating Revenues:
Publishing advertising	$977,111	$1,187,744	(17.7)
Publishing circulation	298,978	309,143	(3.3)
Digital	77,594	17,181	***
Broadcasting	197,000	189,540	3.9
All other	86,627	95,085	(8.9)

Total	1,637,310	1,798,693	(9.0)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	985,004	1,026,041	(4.0)
Selling, general and administrative expenses, exclusive of depreciation	328,320	313,654	4.7
Depreciation	57,682	61,017	(5.5)
Amortization of intangible assets	7,123	8,852	(19.5)

Total	1,378,129	1,409,564	(2.2)

Operating income	259,181	389,129	(33.4)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	5,711	15,332	(62.8)
Interest expense	(46,802)	(63,010)	(25.7)
Other non-operating items	(3,333)	4,173	***

Total	(44,424)	(43,505)	2.1

Income before income taxes	214,757	345,624	(37.9)
Provision for income taxes	56,700	111,600	(49.2)

Net Income	$158,057	$234,024	(32.5)

Earnings per share — basic	$0.69	$1.01	(31.7)

Earnings per share — diluted	$0.69	$1.01	(31.7)

Dividends per share	$0.40	$0.40	***

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover and Schedule Star. Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.
To conform with current year presentation, the company’s equity share of operating results for 2007 from its newspaper partnerships, including Tucson, which participates in a joint operating agency, the California Newspapers Partnership and the Texas-New Mexico Newspapers Partnership, have been reclassified from “All other” revenue above and are reflected in a separate line in the Non-Operating section of the Statements of Income titled “ Equity income in unconsolidated investees, net.” All other revenue is now comprised principally of commercial printing revenues.
Equity income in unconsolidated investees, net includes losses/earnings from newspaper partnerships, as discussed above, and equity income and losses from online/new technology businesses which were previously classified in “Other” non-operating items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirty-nine	Thirty-nine
	weeks ended	weeks ended	% Inc
	Sept. 28, 2008	Sept. 30, 2007	(Dec)
Net Operating Revenues:
Publishing advertising	$3,182,194	$3,690,926	(13.8)
Publishing circulation	914,150	939,184	(2.7)
Digital	111,495	46,614	***
Broadcasting	559,748	577,265	(3.0)
All other	264,581	288,553	(8.3)

Total	5,032,168	5,542,542	(9.2)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,960,042	3,136,453	(5.6)
Selling, general and administrative expenses, exclusive of depreciation	922,755	954,811	(3.4)
Depreciation	182,902	185,879	(1.6)
Amortization of intangible assets	21,838	26,562	(17.8)
Goodwill and other asset impairments	2,491,365	—	***

Total	6,578,902	4,303,705	52.9

Operating income (loss)	(1,546,734)	1,238,837	***

Non-operating (expense) income:
Equity income (losses) in unconsolidated investees, net	(258,837)	31,322	***
Interest expense	(139,308)	(202,355)	(31.2)
Other non-operating items	26,158	14,459	80.9

Total	(371,987)	(156,574)	***

Income (loss) before income taxes	(1,918,721)	1,082,263	***
Provision for income taxes	22,200	352,000	(93.7)

Income (losses) from continuing operations	(1,940,921)	730,263	***

Income from the operation of discontinued operations, net of tax	—	6,221	***
Gain on disposal of newspaper businesses, net of tax	—	73,814	***

Net Income (loss)	$(1,940,921)	$810,298	***

Earnings (loss) from continuing operations per share — basic	$(8.49)	$3.12	***
Discontinued operations per share — basic	—	0.03	***
Gain on disposal of newspaper businesses per share — basic	—	0.32	***

Net Income (loss) per share — basic	$(8.49)	$3.47	***

Earnings (loss) from continuing operations per share — diluted	$(8.49)	$3.12	***
Discontinued operations per share — diluted	—	0.03	***
Gain on disposal of newspaper businesses per share — diluted	—	0.32	***

Net Income (loss) per share — diluted	$(8.49)	$3.46	***

Dividends per share	$1.20	$1.02	17.6

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover and Schedule Star. Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.
To conform with current year presentation, the company’s equity share of operating results for 2007 from its newspaper partnerships, including Tucson, which participates in a joint operating agency, the California Newspapers Partnership and the Texas-New Mexico Newspapers Partnership, have been reclassified from “All other” revenue above and are reflected in a separate line in the Non-Operating section of the Statements of Income titled “ Equity income (losses) in unconsolidated investees, net.” All other revenue is now comprised principally of commercial printing revenues.
Equity income (losses) in unconsolidated investees, net includes losses/earnings from newspaper partnerships, as discussed above, and equity income and losses from online/new technology businesses which were previously classified in “Other” non-operating items.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Excluding discontinued operations

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	September 28, 2008	September 30, 2007	(Dec)

Net Operating Revenues:
Publishing	$1,362,716	$1,591,972	(14.4)

Digital	77,594	17,181	***

Broadcasting	197,000	189,540	3.9

Total	$1,637,310	$1,798,693	(9.0)

Operating Income (net of depreciation and amortization):
Publishing	$183,432	$329,365	(44.3)

Digital	6,136	6,043	1.5

Broadcasting	83,957	71,479	17.5

Corporate	(14,344)	(17,758)	(19.2)

Total	$259,181	$389,129	(33.4)

Depreciation and amortization:
Publishing	$48,224	$56,264	(14.3)

Digital	4,094	1,330	***

Broadcasting	8,513	8,270	2.9

Corporate	3,974	4,005	(0.8)

Total	$64,805	$69,869	(7.2)

Operating Cash Flow:
Publishing	$231,656	$385,629	(39.9)

Digital	10,230	7,373	38.7

Broadcasting	92,470	79,749	16.0

Corporate	(10,370)	(13,753)	(24.6)

Total	$323,986	$458,998	(29.4)

In period 9 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover and Schedule Star. Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
To conform with current year presentation, the company’s equity share of operating results for 2007 from its newspaper partnerships, including Tucson, which participates in a joint operating agency, the California Newspapers Partnership and the Texas-New Mexico Newspapers Partnership, have been reclassified from “Publishing” revenues above and are reflected in a separate line in the Non-Operating section of the Statements of Income titled “Equity income in unconsolidated investees, net.”
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of office towers and select hotels across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation and amortization. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Excluding discontinued operations

	Thirty-nine weeks ended	Thirty-nine weeks ended	% Inc
	September 28, 2008	September 30, 2007	(Dec)

Net Operating Revenues:
Publishing	$4,360,925	$4,918,663	(11.3)

Digital	111,495	46,614	***

Broadcasting	559,748	577,265	(3.0)

Total	$5,032,168	$5,542,542	(9.2)

Operating Income (Loss) (net of depreciation and amortization):
Publishing	$(1,737,470)	$1,063,268	***

Digital	9,784	12,027	(18.6)

Broadcasting	220,996	223,053	(0.9)

Corporate	(40,044)	(59,511)	(32.7)

Total	$(1,546,734)	$1,238,837	***

Depreciation, amortization and intangible asset impairment:
Publishing	$2,648,943	$171,116	***

Digital	6,876	3,952	74.0

Broadcasting	27,168	25,452	6.7

Corporate	13,118	11,921	10.0

Total	$2,696,105	$212,441	***

Operating Cash Flow:
Publishing	$911,473	$1,234,384	(26.2)

Digital	16,660	15,979	4.3

Broadcasting	248,164	248,505	(0.1)

Corporate	(26,926)	(47,590)	(43.4)

Total	$1,149,371	$1,451,278	(20.8)

In period 9 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and in connection therewith the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and in connection therewith the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter, a new “Digital” business segment is being reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover and Schedule Star. Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
To conform with current year presentation, the company’s equity share of operating results for 2007 from its newspaper partnerships, including Tucson, which participates in a joint operating agency, the California Newspapers Partnership and the Texas-New Mexico Newspapers Partnership, have been reclassified from “Publishing” revenues above and are reflected in a separate line in the Non-Operating section of the Statements of Income titled “Equity income (losses) in unconsolidated investees, net.”
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of office towers and select hotels across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation and amortization. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
“Operating cash flow”, a non-GAAP measure, is defined as operating income plus depreciation and amortization. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended September 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$231,656	$10,230	$92,470	$(10,370)	$323,986
Less:
Depreciation	(43,594)	(1,966)	(8,148)	(3,974)	(57,682)
Amortization	(4,630)	(2,128)	(365)	—	(7,123)

Operating income	$183,432	$6,136	$83,957	$(14,344)	$259,181

Thirteen weeks ended September 30, 2007

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$385,629	$7,373	$79,749	$(13,753)	$458,998
Less:
Depreciation	(49,026)	(81)	(7,905)	(4,005)	(61,017)
Amortization	(7,238)	(1,249)	(365)	—	(8,852)

Operating income	$329,365	$6,043	$71,479	$(17,758)	$389,129

Thirty-nine weeks ended September 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$911,473	$16,660	$248,164	$(26,926)	$1,149,371
Less:
Depreciation	(141,519)	(2,192)	(26,073)	(13,118)	(182,902)
Amortization	(16,059)	(4,684)	(1,095)	—	(21,838)
Asset impairments	(2,491,365)	—	—	—	(2,491,365)

Operating income	$(1,737,470)	$9,784	$220,996	$(40,044)	$(1,546,734)

Thirty-nine weeks ended September 30, 2007

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$1,234,384	$15,979	$248,505	$(47,590)	$1,451,278
Less:
Depreciation	(149,404)	(205)	(24,349)	(11,921)	(185,879)
Amortization	(21,712)	(3,747)	(1,103)	—	(26,562)

Operating income	$1,063,268	$12,027	$223,053	$(59,511)	$1,238,837

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding diluted earnings per share (“EPS”) from continuing operations excluding severance expenses.  Management believes EPS excluding severance expenses better reflects the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations.  This measure is also more comparable to financial measures reported by our competitors.  EPS excluding severance expenses should not be considered a substitute for EPS calculated in accordance with GAAP.
The table below reconciles earnings per share prepared in accordance with GAAP to earnings per share excluding severance expenses:

	Thirteen	Thirteen
	weeks ended	weeks ended
	Sept. 28, 2008	Sept. 30, 2007
Diluted Earnings from Continuing Operations per Share:
Earnings per Share (GAAP basis)	$0.69	$1.01

Severance expenses	0.07	0.03

Adjusted Earnings per Share (Non-GAAP basis)	$0.76	$1.04